Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

May 13, 2021

Dreyfus Liquid Assets, Inc.

144 Glenn Curtiss Boulevard

Uniondale, New York 11556-0144

Dreyfus Money Market Fund

144 Glenn Curtiss Boulevard

Uniondale, New York 11556-0144

Re:	Agreement and Plan of Reorganization

Ladies and Gentlemen:

You have requested our opinion regarding certain United States federal income tax consequences of the exchange of all of the assets of Dreyfus Liquid Assets, Inc. (the “Fund”), for certain shares of Dreyfus Money Market Fund (the “Acquiring Fund”), a series of General Money Market Fund, Inc. (the “Acquiring Company”), as part of a plan of reorganization pursuant to which all of the assets of the Fund will be transferred to the Acquiring Fund, in exchange solely for Wealth shares and Premier shares of the Acquiring Fund (“Acquiring Fund Shares”) and the assumption by the Acquiring Fund of the Fund’s stated liabilities, with the Fund to then (as promptly as practicable thereafter) distribute those Acquiring Fund Shares to its shareholders of record and liquidate.

In connection with this opinion, we have examined the Prospectus/Proxy Statement, dated December 21, 2020, included in preliminary form as part of Pre-Effective Amendment No. 1 to the Acquiring Company’s Registration Statement on Form N-14 (File No. 333-250170) (the “Form N-14 Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2020, and filed with the SEC in definitive form on December 23, 2020 (the “Prospectus/Proxy Statement”), the Agreement and Plan of Reorganization dated as of November 17, 2020, by and among the Fund and the Acquiring Company, on behalf of the Acquiring Fund, and, for purposes of section 9.4 thereof only, BNY Mellon Investment Adviser, Inc. (the “Reorganization Agreement”), the officer’s certificate of the Fund addressed to us, dated as of the date hereof (the “Fund Officer’s Certificate”), and the officer’s certificate of the Acquiring Fund addressed to us, dated as of the date hereof (the “Acquiring Fund Officer’s Certificate” and, together with the Fund Officer’s Certificate, the “Officer’s Certificates”). In rendering this opinion, we are assuming that the facts and information contained in the Form N-14 Registration Statement are true, correct and complete (including that the representations made by the Fund, and the Acquiring Company, on behalf of the Acquiring Fund, are true and correct now and will continue to be true and correct as of the Closing Date), that the representations made by the Fund and the Acquiring Fund in the Officer’s Certificates are true and correct now and will continue to be true and correct as of the Closing Date, that any representations made in such Officer’s Certificates which are qualified by knowledge or qualifications of like import are true and correct now and will continue to be true and correct as of the Closing Date without such qualifications, and we are relying on each of such representations. In addition, our opinion set forth below assumes (i) the genuineness of all signatures, (ii) the legal capacity of natural persons and the authenticity of all documents we have examined, (iii) the authenticity of any document and genuineness of any signature submitted to us as originals, (iv) the conformity to the original of all copies of documents submitted to us, (v) the authenticity of the originals of such copies, (vi) the accuracy of the representations of each party to the Reorganization Agreement, (vii) the accuracy of the oral or written statements and representations of officers and other representatives of the Fund, Acquiring Fund and Acquiring Company, (viii) the due authority, execution and delivery by each of the parties to the Reorganization Agreement, (ix) that the Reorganization Agreement constitutes the legal, valid and binding obligation of each of the parties thereto, (x) that each of the representations set forth in the Officer’s Certificates is and will remain true, correct and complete and (xi) that each of the parties to the Reorganization Agreement will perform all of their obligations in the manner described therein. Any capitalized terms used but not defined herein shall have the meaning given to such terms in the Reorganization Agreement.

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Dreyfus Liquid Assets, Inc.

Dreyfus Money Market Fund

May 13, 2021

Opinion

Based on the foregoing, and our review and analysis of the current state of the law, it is our opinion that:

a)	the transfer of all of the Fund’s Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Fund’s stated liabilities, followed by the distribution by the Fund of those Acquiring Fund Shares pro rata to Fund Shareholders in complete liquidation of the Fund, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and each of the Fund and the Acquiring Fund will be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

b)	no gain or loss will be recognized by the Acquiring Fund upon the receipt of the Fund’s Assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Fund’s stated liabilities pursuant to the Reorganization;

c)	no gain or loss will be recognized by the Fund upon the transfer of the Fund’s Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Fund’s stated liabilities or upon the distribution of those Acquiring Fund Shares to Fund Shareholders in exchange (whether actual or constructive) for their shares of the Fund in liquidation of the Fund pursuant to the Reorganization;

d)	no gain or loss will be recognized by Fund Shareholders upon the exchange of their Fund shares for Acquiring Fund Shares pursuant to the Reorganization;

e)	the aggregate tax basis for the Acquiring Fund Shares received by each Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis for the Fund shares held by such Fund Shareholder immediately prior to the Reorganization, and the holding period of those Acquiring Fund Shares received by each Fund Shareholder will include the period during which the Fund shares exchanged therefor were held by such Fund Shareholder (provided the Fund shares were held as capital assets on the date of the Reorganization); and

f)	the tax basis of each Fund Asset acquired by the Acquiring Fund will be the same as the tax basis of such Asset to the Fund immediately prior to the Reorganization, and the holding period of each Asset of the Fund in the hands of the Acquiring Fund will include the period during which that Asset was held by the Fund (except where the Acquiring Fund’s investment activities have the effect of reducing or eliminating a Fund Asset’s holding period).

Dreyfus Liquid Assets, Inc.

Dreyfus Money Market Fund

May 13, 2021

This opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences of the Reorganization. The opinion herein is based on current authorities and upon facts and assumptions as of the date of this opinion, including those described as above. The opinion is subject to change in the event of a change in the applicable law or change in the interpretation of such law by the courts or by the Internal Revenue Service, or a change in any of the facts and assumptions upon which it is based. There is no assurance that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements and opinions expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes. This opinion represents only our best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the positions set forth above will be sustained by a court, if contested.

This opinion is furnished to you for use in connection with the Reorganization and the Form N-14 Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Form N-14 Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Fund or any distributor or dealer in connection with the qualification of the Acquiring Fund Shares under the securities laws of any state or jurisdiction, and to the references to our firm name in the Prospectus/Proxy Statement in connection with the references to this opinion and the material United States federal income tax consequences of the Reorganization. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Proskauer Rose LLP